Exhibit 10.4
RFMD NC INVENTIONS, CONFIDENTIALITY, AND
NON-SOLICITATION AGREEMENT
          THIS INVENTIONS, CONFIDENTIALITY, AND NONSOLICITATION AGREEMENT (this “Agreement”), entered into effective the       day of                      2007, is by and between RF Micro Devices, Inc., a North Carolina corporation (hereafter referred to as “Employer”), and the undersigned individual (hereafter referred to as “Employee”).
RECITALS
          WHEREAS, Employee has been offered employment by Employer as an employee at will to assist Employer in its business; and
          WHEREAS, Employee acknowledges that the markets for Employer’s products are highly competitive on both a national and international basis, and to protect the business advantage of Employer, Employee has agreed to govern Employee’s conduct in accordance with the terms of this Agreement; and
          WHEREAS, the execution of this Agreement is a condition to the offer of employment made by Employer to Employee;
          NOW, THEREFORE, in consideration of the employment of Employee by Employer, the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
          1. Confidentiality.
               (a) Nondisclosure of Proprietary Information. Employee recognizes that Proprietary Information (as hereinafter defined) that has been created by, discovered by, developed by or otherwise become known to Employer has a commercial value in Employer’s business. “Proprietary Information” is information used in the design, development, manufacture or assembly of Employer’s products or which would be useful to anyone competing or proposing to compete with Employer including, but not limited to, all inventions, invention records, processes, ideas, data, computer programs, developments, designs, test results, models, simulations, semiconductor mask layout drawings, engineering records and reports, production drawings, engineering drawings, board layout drawings, raw material specifications and lists, product specifications, marketing plans, business plans, customer lists, budgets, product prices, financial projections, financial statements, new product plans and other information owned by Employer which is not public information. “Proprietary Information” also includes similar information to which Employee is provided access in the course of his or her employment that is owned by customers, suppliers, licensors and other third parties doing business with Employer which was disclosed to Employer subject to restrictions on use or further disclosure. At all times, both during the period of the employment by Employer and after termination of that employment for any reason, Employee agrees to keep in the strictest confidence and trust all Proprietary Information, and Employee will not use any Proprietary Information or disclose any Proprietary Information to any person without the prior express written consent of Employer, except as may be necessary in the ordinary course of performing Employee’s duties for Employer.
               (b) Nondisclosure of Third-Party Information. Employee agrees not to use or disclose to Employer, or assist in the disclosure to Employer of, confidential information belonging to any third parties, including any prior employers of Employee. If Employee knows or suspects that any third-party’s confidential information or trade secrets is being used or disclosed to Employer, Employee should immediately report such conduct to his or her supervisor or to Employer’s Human Resources department.
Initial REK

               (c) Return of Documents and Property. Upon the termination of Employee’s access to Employer’s Proprietary Information for any reason, or upon the termination of the employment of Employee for any reason, Employee will return to Employer all records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, and all documents, notes, drawings, specifications, computer programs, data and other materials in any written, machine-readable or other tangible form and all copies of such materials containing or relating to any Proprietary Information that Employee may have in his or her possession or control, whether kept at the place of employment, at Employee’s personal residence or otherwise.
          2. Inventions are Property of Employer. Employee agrees that all ideas, discoveries, developments, designs, improvements, inventions, formulae, processes, techniques, programs, know-how, data, brand or product identifications (whether or not used by Employer as trademarks) or other information of possible technical or commercial importance relating to Employer’s business (“Inventions”) made or conceived or reduced to practice or learned by Employee alone or with others, during Employee’s access to Employer’s Proprietary Information or during the employment of Employee by Employer, shall be the sole property of Employer. During Employee’s employment with Employer, Employee will promptly report to Employer all Inventions made or conceived or reduced to practice or learned, solely or jointly with others, for the purpose of permitting Employer to ascertain and to perfect its rights in such Inventions. Employer shall be the sole owner of all Inventions and all patents, copyrights, trademarks, trade secrets and other proprietary rights arising from such Inventions. Employee agrees to assign and does hereby assign to Employer all Inventions that are made or conceived or reduced to practice or learned by Employee alone, or with others, during Employee’s employment. Employee agrees to assist Employer in every necessary way to obtain or enforce any patents, copyrights or any proprietary rights relating to the Inventions and to execute all documents and applications necessary to vest in Employer full legal title in such Inventions, and Employee agrees to continue this assistance after the termination of his or her employment with Employer. Furthermore, Employee hereby designates and appoints Employer and its duly authorized officers and agents as his or her agents and attorneys-in-fact to execute and file any certificates, applications or documents and to do all other lawful acts necessary to protect Employer’s rights in the Inventions. Employee expressly acknowledges that the foregoing power of attorney is coupled with an interest and is therefore irrevocable and shall survive Employee’s termination, death or incompetency.
          3. Prohibition Against Solicitation. In recognition that Employee’s services rendered to Employer are of a special and unusual character which have a unique value to Employer, loss of which cannot adequately be compensated by damages in any action at law; in view of the unique value to Employer of the services of Employee and the Proprietary Information to be obtained by or disclosed to Employee as an employee of Employer; and as a material inducement to Employer to employ Employee, Employee covenants and agrees that from the date hereof until the one year anniversary following the termination of Employee’s employment with Employer for any reason (the “Restricted Period”), Employee will not, directly or indirectly, on behalf of any person, firm, partnership, corporation, association or entity:
               (a) Call upon any of the customers of Employer who are such at the time of Employee’s termination for the purpose of soliciting or providing customers to any Competitive Business (as hereinafter defined); or
               (b) Call upon any of the other employees, consultants or representatives of Employer who are such at the time of Employee’s termination or at any time during the Restricted Period for the purpose of soliciting or inducing or encouraging such employees, consultants or representatives to discontinue their relationship with Employer to establish a relationship with Employee or with any Competitive Business.
Initial REK

For purposes of this Agreement, “Competitive Business” means the business of designing, developing, manufacturing, assembling or marketing radio frequency integrated circuit devices.
          4. Accounting for Profits. If Employee violates any of Employee’s covenants or agreements under this Agreement, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits that Employee directly or indirectly has realized and may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies that Employer is or may be entitled at law, in equity or under this Agreement.
          5. Reasonableness of Restrictions. Employee has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth in this Agreement (including, but not limited to, the time period restriction set forth in Section 3) are fair and reasonable and are reasonably required for the protection of the interests of Employer, its shareholders, officers, directors and other employees. Notwithstanding the foregoing, in the event any part of the covenants set forth in Section 3 shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Section 3 relating to time period or territory shall be declared by a court of competent jurisdiction to exceed the maximum time period or territory such court deems reasonable and enforceable, said time period or territory shall be deemed to become and thereafter be the maximum time period or territory that such court deems reasonable and enforceable.
          6. Miscellaneous.
               (a) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto with the respect to the subject matter contained herein, and supersedes and cancels any and all prior agreements between the parties hereto relating to the subject matter. The parties hereto acknowledge that no promises, statements or representations, other than those contained in this Agreement, have been made to induce any party to enter into this Agreement. The parties hereto confirm that they have each read this Agreement in its entirety, that they have had the opportunity to consult with legal counsel, and that they understand the nature and effect of this Agreement. The recitals set forth above are herein incorporated by reference.
               (b) Injunction. In the event of a breach or threatened breach by Employee of the provisions of this Agreement, Employer shall, in addition to any other rights and remedies available to it, at law or otherwise, be entitled to an injunction to be issued by any court of competent jurisdiction enjoining and restraining Employee from committing any violation or future violation of this Agreement and Employee hereby consents to the issuance of such injunction.
               (c) Assignment. This Agreement is personal to Employee. Employee may not assign or delegate any of Employee’s rights or obligations hereunder, and any attempted assignment or delegation shall be null and void. The rights and obligations of Employer hereunder shall inure to the benefit of and shall be binding upon its successors and assigns.
               (d) Choice of Law. This Agreement shall be subject to and governed by the laws of the State of North Carolina, without regard to the conflicts of law rules of such State.
               (e) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term and condition waived and shall not constitute a waiver of such terms or conditions for the future or as to any act other than that specifically waived.
               (f) Amendment. This Agreement may not be modified except by an agreement in writing executed by both of the parties hereto.
REK

               (g) Severability. The provisions of this Agreement shall be severable and the invalidity or unenforceability of any provisions shall not affect the validity or enforceability of any other provision.
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

RF MICRO DEVICES, INC.
By:	/s/ Ralph E. Knupp
	Name:	Ralph E. Knupp
	Title:	VP, HR

EMPLOYEE
/s/ ROBERT VAN BUSKIRK
(Signature)
ROBERT VAN BUSKIRK (Printed Name)

Initial REK

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